                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material under Rule 14a-12

                                VIXEL CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:


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2.      Aggregate number of securities to which transaction applies:


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3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:


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9.      Date Filed:

                                  [VIXEL LOGO]

                        11911 NORTH CREEK PARKWAY SOUTH
                               BOTHELL, WA 98011
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

To the Stockholders of Vixel Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vixel Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 22, 2001 at 9:00 a.m. local time at the Bellevue Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington for the following purposes:

     1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 30, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ KURTIS L. ADAMS
                                          Kurtis L. Adams
                                          Vice President of Finance, Chief
                                          Financial Officer,
                                          Treasurer and Secretary

Bothell, Washington
April 13, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               VIXEL CORPORATION
                        11911 NORTH CREEK PARKWAY SOUTH
                               BOTHELL, WA 98011
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Vixel Corporation, a Delaware corporation ("Vixel" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 22, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Bellevue Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington. The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on April 9, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2001, the Company had outstanding and entitled to vote 23,922,706 shares of common stock.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 11911 North Creek Parkway South, Bothell, WA 98011, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 15, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on February 18, 2002, nor earlier than the close of business on January 19, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of four members. There are two directors in the class whose term expires in 2001 ("Class II"). Both nominees for election to Class II are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, each nominee would serve until the 2004 annual meeting and until his successor is elected and has qualified, or his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Charles A. Haggerty (age 59) has served as a director since March 1996. In January 2000, he retired as president and chief executive officer of Western Digital Corporation, a publicly held maker of hard disc drives. Mr. Haggerty held these positions since July 1993. In June 2000, Mr. Haggerty retired as chairman of the board of directors of Western Digital. Mr. Haggerty is currently the chief executive officer of LeConte Associates, LLC, a consulting and investment firm.

     Werner F. Wolfen (age 70) has served as a director since March 1998. He has been president of Capri Investment Company, LLC, an asset management company, since January 1999. Mr. Wolfen is a senior partner emeritus of the law firm of Irell & Manella LLP where he was co-chairman of the firm's executive committee from 1982 to 1992. Mr. Wolfen is a member of the board of directors of Broadcom Corporation, a publicly held networking company, and several other privately held companies.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     James M. McCluney (age 49) has served as the Company's president, chief executive officer and as a director since April 1999 and the Chairman of the Board of Directors since January 2000. From October 1997 to January 1999, he served as president and chief executive officer of Crag Technologies, formerly Ridge Technologies, a storage system manufacturer. From October 1994 to September 1997, Mr. McCluney served in various positions at Apple Computer, including senior vice president of worldwide operations and vice president of European operations.

     Timothy M. Spicer (age 51) has served as a director since February 1998, and served as the Company's interim chief executive officer from February 1999 to April 1999. He has been the managing partner of eCompanies-Evercore Venture Partners, a Santa Monica, California based incubator and venture fund, since September 1999. From 1993 to September 1999, Mr. Spicer served as the president and chief operating officer of San Francisco Sentry Investment Group, a registered investment advisor.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held ten meetings. The Board of Directors has an Audit Committee and Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board of Directors the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met once during fiscal 2000. The Audit Committee is composed of three non-employee directors, Messrs. Spicer (Chairman), Haggerty and Wolfen. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards), except for Mr. Spicer. Mr. Spicer served as interim chief executive officer for the Company from February 1999 to April 1999. Taking into account the short duration of Mr. Spicer's employment with the Company, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for Mr. Spicer to serve on the Audit Committee because of his significant background and experience in finance and accounting. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and performs other functions regarding compensation as delegated by the Board of Directors. The Compensation Committee is composed of two non-employee directors, Messrs. Haggerty (Chairman) and Wolfen. It met two times and acted by unanimous written consent six times during fiscal 2000.

     During the fiscal year ended December 31, 2000, each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

                    VIXEL CORPORATION AUDIT COMMITTEE REPORT

     The Audit Committee of the Vixel Board of Directors (the "Audit Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors (Appendix A). The members of the Audit Committee are Timothy M. Spicer (Chairman), Charles A. Haggerty and Werner F. Wolfen. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     From the members of the Audit Committee of Vixel Corporation:

          Timothy M. Spicer (Chairman)
           Charles A. Haggerty
           Werner F. Wolfen

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 30, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate

---------------

1 This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $117,500.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP did not bill the Company for any information technology consulting fees.

     All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees were $77,380.

     The Audit Committee has determined the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock as of March 1, 2001, by (1) each person (or group of affiliated persons) known by the Company to own beneficially more than five percent of the outstanding shares of the Company's common stock; (2) each director; (3) each executive officer named in the Summary Compensation Table; and (4) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the address of each of the named individuals is c/o Vixel Corporation, 11911 North Creek Parkway South, Bothell, Washington 98011. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2001 and not subject to repurchase as of that date are deemed outstanding for calculating the percentage of outstanding shares beneficially owned by the person or entity holding these options or warrants, but are not deemed outstanding for calculating the percentage ownership of any other person or entity. Percentage of shares beneficially owned is based on 23,860,088 shares of common stock outstanding as of March 1, 2001.

                                                               SHARES        PERCENTAGE
                                                            BENEFICIALLY    BENEFICIALLY
           NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED(1)         OWNED
           ------------------------------------             ------------    ------------
Herb Alpert(2)............................................   2,037,758          8.5%
  360 N. LaCienega Boulevard
  Los Angeles, CA 90048-1925
Western Digital Corporation(3)............................   1,344,326          5.6%
  8105 Irvine Center Drive
  Irvine, CA 92718
James M. McCluney(4)......................................   1,002,778          4.2%
Kurtis L. Adams(5)........................................     168,216            *
Stuart B. Berman(6).......................................     660,158          2.8%
Thomas Hughes(7)..........................................      62,500            *
Edmund J. Reilly(8).......................................      50,000            *
Ronald von Trapp(9).......................................          --            *
Charles A. Haggerty(10)...................................      86,666            *
Timothy M. Spicer(11).....................................     177,783            *
Werner F. Wolfen(12)......................................     144,403            *
All executive officers and directors as a group (9
  persons)(13)............................................   2,363,497          9.8%

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (2) Includes 94,312 shares held by the Werner Wolfen Grantors Retained Annuity Trust (GRAT), 9,431 shares held by the Max Balter GRAT and 18,862 shares held by the Richard Hall GRAT.

 (3) Includes 10,993 shares issuable upon the exercise of a warrant.

 (4) Includes 520,837 shares subject to repurchase within 60 days of March 1, 2001 and 50,000 shares held by the Willow Trust. The Trustee of the Willow Trust is Mr. McCluney's spouse.

 (5) Includes 38,439 shares subject to repurchase and 43,750 shares subject to options exercisable within 60 days of March 1, 2001.

 (6) Includes 25,000 shares held by the Toni A. Berman Income Trust, 25,000 shares held by the Berman Children's Trust and 60,534 shares subject to options exercisable within 60 days of March 1, 2001.

 (7) Represents 62,500 shares subject to options exercisable within 60 days of March 1, 2001.

 (8) Represents 50,000 shares subject to options exercisable within 60 days of March 1, 2001.

 (9) Mr. von Trapp resigned as an executive officer in September 2000.

(10) Includes 50,000 shares held by the Charles A. Haggerty & Carleen R. Haggerty Trust, and 20,000 shares subject to options exercisable within 60 days of March 1, 2001.

(11) Includes 46,666 shares subject to options exercisable within 60 days of March 1, 2001.

(12) Includes 94,312 shares held by a GRAT naming Mr. Wolfen as beneficiary, 15,719 shares held by the Richard Wolfen GRAT, 474 shares held by Mr. Wolfen's spouse and 20,000 shares subject to options exercisable within 60 days of March 1, 2001. Excludes shares held by Herb Alpert and Jerome Moss for which Mr. Wolfen has a general power of attorney. Mr. Wolfen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13) Includes 303,450 shares subject to options exercisable within 60 days of March 1, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

     COMPENSATION OF DIRECTORS

     The Company does not provide its directors with cash compensation for their services as members of the Board of Directors, although the Company may reimburse its directors for reasonable expenses incurred in connection with attendance at board and committee meetings.

     In January 2001, the Board of Directors approved an amendment to the 1999 Equity Incentive Plan (the "1999 Plan") to provide that each person who is elected or appointed for the first time to be a non-employee director will receive an initial grant on the date of his or her election or appointment to the Board of Directors to purchase sixty thousand (60,000) shares of the Company's common stock, twenty thousand (20,000) shares of which shall vest on the date of grant and twenty thousand (20,000) shares of which shall vest on each of the first and second anniversaries of the date of grant. In addition, beginning on the third anniversary of each director's election to the Board of Directors, each such director shall automatically on the day after the Company's annual meeting receive an annual grant to purchase twenty thousand (20,000) shares of the Company's common stock, which shall vest in full on the date of grant. The Board of Directors adopted this amendment to ensure that the Company can continue to attract and retain persons capable of serving as directors of the Company. Prior to this amendment, the 1999 Plan provided that each person who was elected or appointed for the first time to be a non-employee director would receive an initial grant on the date of his or her election or appointment to the Board of Directors to purchase sixteen thousand five hundred (16,500) shares of the Company's common stock, which vested in equal installments on the first, second and third anniversaries of the date of grant, and that each non-employee director would receive an annual grant on the day after the Company's annual meeting to purchase five thousand (5,000) shares of the Company's Common stock, which vested in equal installments on the first, second and third anniversaries of the date of grant. All options granted to non-employee directors are granted at the fair market value of the Company's common stock on the date of grant.

     Pursuant to our 1999 Plan, each of our non-employee directors received an annual grant of options to purchase 5,000 shares of common stock at an exercise price of $7.56 per share on May 25, 2000. These options vest over a three-year period in equal installments. In January 2001, the Company also granted each non-employee director an option to purchase 20,000 shares of the Company's common stock at $3.97 per share, the fair market value on the date of grant, as retention options. The shares are fully vested and immediately exercisable and expire ten years from the date of grant.

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the three most recent fiscal years ending December 31, 2000, January 2, 2000, and January 3, 1999, compensation awarded or paid to, or earned by, the Company's chief executive officer and its other four most highly compensated executive officers at December 31, 2000 and one former executive officer who departed from the Company during fiscal year 2000 whose salary and bonus for the fiscal year exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS
                                   ---------------------------------------------   ------------
                                                                      OTHER         SECURITIES
                                                                     ANNUAL         UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTION(#)     COMPENSATION($)
   ---------------------------     ----   ---------   --------   ---------------   ------------   ---------------
James M. McCluney................  2000   $300,000    $186,797       $   --                --        $  4,348(1)
  Chairman of the Board of         1999    207,692      62,308           --         1,000,000         209,412(2)
  Directors, President and
  Chief Executive Officer
Kurtis L. Adams..................  2000    163,308          --           --            50,000              --
  Chief Financial Officer          1999    144,846          --        4,200(3)         83,333              --
                                   1998     40,384          --           --           133,333              --
Stuart B. Berman.................  2000    159,654          --           --                --              --
  Chief Technology Officer         1999    151,635      10,000        2,212(3)             --              --
                                   1998    128,082          --           --            60,534              --
Thomas Hughes....................  2000    150,000      67,500           --           290,000          68,414(4)
  Vice President, Product
  Development
Edmund J. Reilly.................  2000    124,615          --           --           220,000              --
  Vice President, Service
  & Support
Former Executive Officer
Ronald von Trapp(5)..............  2000    166,713      80,174           --                --              --
  Vice President,                  1999     96,462      19,039           --           200,000              --
  Worldwide Sales

---------------
(1) Consists of relocation expense payments.
(2) Includes relocation expense payments totaling $129,654 and a tax gross-up reimbursement of $79,758.
(3) Consists of contributions made by the Company under its 401(k) plan.
(4) Consists of relocation expense payments.
(5) Mr. von Trapp resigned as an executive officer in September 2000.

STOCK OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

     The following table shows certain information regarding stock options granted to the Company's Named Executive Officers during fiscal 2000. No stock appreciation rights were granted in fiscal 2000. All options granted to these executive officers in the last fiscal year were granted under the Company's 1999 Equity Incentive Plan. Each option has a ten-year term, subject to earlier termination if the optionee's service with the Company terminates. Unless otherwise noted, options vest at the rate of 25% on the anniversary of the vesting commencement date and quarterly thereafter in twelve equal installments. The percentage of total options set forth below is based on options to purchase 2,484,102 shares of common stock granted during fiscal 2000. As of December 31, 2000, options to purchase 3,438,367 shares were outstanding under all of the Company's equity incentive plans, and options to purchase 1,907,106 shares remained available for grant. All options are granted at the fair market value on the date of grant as determined by the Company's Board of Directors. Potential realizable values are net of exercise price, but before associated taxes based on the terms of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and do not represent the Company's estimate or projection of the Company's future common stock price. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Company's Named Executive Officers.

                          OPTION GRANTS IN FISCAL 2000

                                                                                        POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                                 ---------------------------                               ANNUAL RATES OF
                                                % OF TOTAL                                   STOCK PRICE
                                   SHARES        OPTIONS                                  APPRECIATION FOR
                                 UNDERLYING     GRANTED TO     EXERCISE                    OPTION TERM($)
                                  OPTIONS       EMPLOYEES      PRICE PER   EXPIRATION   ---------------------
             NAME                GRANTED(#)   IN FISCAL 2000   SHARE($)       DATE         5%          10%
             ----                ----------   --------------   ---------   ----------   ---------   ---------
James M. McCluney..............        --            --             --            --           --          --
Kurtis L. Adams................    50,000          2.02           4.69      10/12/10      147,397     373,533
Stuart B. Berman...............        --            --             --            --           --          --
Thomas Hughes..................   250,000         10.06          22.75      03/21/10    3,576,838   9,064,410
                                   40,000          1.61           6.64      07/26/10      167,050     423,336
Edmund J. Reilly...............   200,000          8.05          23.00      03/10/10    2,892,915   7,331,215
                                   20,000          0.81           6.64      07/26/10       83,525     211,668

     The following table sets forth the number of shares of common stock acquired upon exercise of stock options by the named Executive Officers during fiscal 2000, and the number and value of the shares of common stock underlying unexercised options held by Named Executive Officers as of December 31, 2000. The value realized is based on the fair market value of the underlying securities as of the date of exercise, less the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options is based on $1.875 less the exercise price, multiplied by the number of shares underlying the option.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                               SHARES UNDERLYING           VALUE OF THE UNEXERCISED
                                SHARES                      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               ACQUIRED                      DECEMBER 31, 2000(#)            DECEMBER 31, 2000($)
                                  ON           VALUE      ---------------------------   ------------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   --------------   -------------
James M. McCluney...........       --             --            --              --              --              --
Kurtis L. Adams.............       --             --        31,250         114,350              --              --
Stuart B. Berman............       --             --        60,534              --         106,970              --
Thomas Hughes...............       --             --            --         290,000              --              --
Edmund J. Reilly............       --             --            --         220,000              --              --

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In April 1999, the Company entered into an employment agreement with James
M. McCluney, the Company's president and chief executive officer. The agreement requires the Company to pay Mr. McCluney an annual incentive bonus of up to 100% of his base salary rate then in effect, with a target payout rate of 50%, subject to his satisfaction of performance criteria to be determined by the Compensation Committee and so long as he serves as the Company's president and chief executive officer for the year and during the first quarter of the following calendar year. Mr. McCluney may defer all or any portion of his annual incentive bonus. In the event that Mr. McCluney is terminated without cause, he will be entitled to severance in the amount of one year's base salary at the rate then in effect, any deferred incentive bonuses and continued vesting of his stock options for one year.

     Under the terms of Mr. McCluney's option agreements, he may exercise all or any portion of the unvested shares; however, Vixel has a right to repurchase any of his unvested shares. In April 1999, Mr. McCluney early exercised an option for 1,000,000 shares in exchange for a $3,050,000 promissory note. As of March 1, 2001, the Company has the right to repurchase from Mr. McCluney up to 520,837 shares. If there is a change in control of Vixel and Mr. McCluney's options are not assumed or replaced with a substantially equivalent option or if Mr. McCluney's employment is terminated either (i) involuntarily by a successor company other than for cause or (ii) by Mr. McCluney for good reason, then all of the option shares will accelerate and vest immediately as follows: the number of shares for which the option is exercisable as of the date of consummation of the change in control (less the number of shares as to which the option has been previously exercised), plus the greater of (1) one-half of the number of unvested shares subject to the option as of the consummation of the change in control or (2) one year's vesting of the option.

     In September 1998, the Company entered into an employment agreement with Kurtis L. Adams, its chief financial officer and vice president of finance. Under the employment agreement, if there is a change in control and Mr. Adams is terminated without cause or if there is a significant change in his responsibilities, then the greater of one-half of his unvested option shares or one year of the unvested option shares will immediately vest and become exercisable. Under the terms of Mr. Adams' option grants, he may exercise all or any portion of his unvested shares, subject to a right by the Company to repurchase any of the unvested shares. As of March 1, 2001, the Company has the right to repurchase from Mr. Adams up to 38,439 shares.

     In March 2000, the Company entered into an employment letter agreement with Thomas Hughes, its vice president, product development. In the event that Mr. Hughes is terminated without cause, or if there is a significant change in his responsibilities, benefits or working location and he resigns as a result of such significant changes, he will be entitled to severance in the amount of six month's base salary at the rate then in effect, plus payment for all COBRA medical/dental coverage for the severance period. Under the agreement, if there is a change in control and Mr. Hughes is terminated without cause or if there is a significant change in his responsibilities, then the greater of one-half of his unvested options or one year of the unvested options will immediately vest and become exercisable.

     The Board of Directors has approved change in control provisions for stock options granted to Messrs. Berman and Reilly since March 2000. Messrs. Berman and Reilly's stock option agreements provide that if there is a change in control of Vixel and within twelve months after the effective date of such change in control employment is terminated either (i) involuntarily by a successor company other than for cause or (ii) by the option holder for good reason, then the greater of one-half of the unvested options or one year of the unvested options will immediately vest and become exercisable; provided, however, that if the acceleration would render a "pooling-of-interests" transaction ineligible for such accounting treatment prior to the change in control, the stock options will not have the vesting accelerated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is or has been, at any time since formation, an officer or employee of the Company. No member of the Compensation Committee and none of the executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors consists of Messrs. Haggerty (Chairman) and Wolfen, neither of whom are currently officers or employees of the Company. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. The Compensation Committee's determinations on compensation of the chief executive officer and other executive officers are reviewed with all of the non-employee directors. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels.

     PHILOSOPHY

     The goal of the compensation program is to enhance stockholder value by aligning the financial interests of the executive officers with the business objectives and performance goals of the Company. The Compensation Committee has implemented compensation policies, plans and programs that enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value.

     The Company pays competitively compared to technology companies with which the company competes for talent. The Company provides annual incentive compensation opportunities for selected executive officers. The Company also provides stock options to attract, retain, motivate and reward executive officers and other key employees. The plans are designed to provide an incentive to management to grow revenue, enhance stockholder value and contribute to the long-term growth of the Company. Incentive compensation is reviewed at least annually to assure it meets the current strategies and needs of the business.

     The Company's executive compensation is based on two components, each of which is intended to support the overall compensation philosophy.

     Base Salary and Bonuses. The Compensation Committee annually reviews each executive officer's base salary. Base salary is targeted to compete with other technology companies. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and changes in competitive pay levels in the marketplace.

     The Compensation Committee reviews with the chief executive officer an annual salary plan for the Company's executive officers (other than the chief executive officer). The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed by the Company's chief executive officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Compensation Committee reviews and establishes the base salary of the chief executive officer based on similar competitive compensation data and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

     The Compensation Committee believes that the annual bonus of select executive officers should be based on optimizing revenue and margins, prudent management of the expenses of the business, and meeting certain product development goals. Based on these criteria, Mr. McCluney, the chief executive officer, received a

---------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

bonus for 2000 of $186,797, and Mr. Hughes, vice president of product development, received bonuses for 2000 totaling $67,500. No other current executive officers received bonuses for 2000.

     Long-Term Incentives. The Company's long-term incentive program consists of the 1995 Stock Option Plan ("Stock Plan"), the 1999 Equity Incentive Plan ("Equity Plan"), the 1999 Employee Stock Purchase Plan ("ESPP") and the 2000 Non-Officer Equity Incentive Plan. The Compensation Committee believes these elements of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company. Through option grants and discount stock purchases, executives and employees receive equity incentives to build long-term stockholder value.

     Stock options are granted at 100% of fair market value on the date of grant and have value only if the Company's stock price appreciates over the long-term. The option program utilizes vesting periods, generally four years, to encourage key employees to continue in the employ of the Company. The Stock options generally vest and become exercisable 25% on the first anniversary of the date of grant and the remainder vests quarterly thereafter in 12 equal installments.

     The Compensation Committee establishes the number and terms of options granted under the Stock Plan and the Equity Plan. These grants are intended to provide incentive to maximize stockholder value over the next several years. The Compensation Committee believes this approach creates an appropriate focus on longer-term objectives and promotes executive and employee retention. The size of option grants is determined based on practices at competitive companies in the technology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

     Out of a total of 2,484,102 options granted in 2000, executive officers of the Company received grants for 560,000 shares, or approximately 22.5% of the total options granted in 2000.

     The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable technology companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     Following the Compensation Committee's review of compensation paid by like technology companies, the Compensation Committee set James M. McCluney's base salary for 2001 as President and Chief Executive Officer as $300,000, the same base salary as for 2000. In setting this amount, the Compensation Committee took into account (i) its belief that Mr. McCluney is the chief executive officer of a technology company with significant and broad-based experience in the storage industry, (ii) the scope of Mr. McCluney's responsibility, and (iii) the Board of Directors's confidence in Mr. McCluney to lead the Company's continued development.

     OTHER EXECUTIVE OFFICERS' COMPENSATION

     In February 2000, the Compensation Committee established the base salary ranges for other executive officers based on data regarding executive compensation of similar technology companies, including published survey information, each executive officer's base salary for prior years, past performance, the scope of such officer's responsibility and other information available to the Compensation Committee.

     Compensation payments in excess of $1 million to the chief executive officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2001 to its chief executive officer or any other executive officer to be in excess of $1 million. The Company intends to maintain qualification of its 1999 Equity Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

     The Compensation Committee believes its executive compensation philosophy serves the interests of the Company and its stockholders.

     From the members of the Compensation Committee of Vixel Corporation:

          Charles A. Haggerty (Chairman)
           Werner F. Wolfen

PERFORMANCE MEASUREMENT COMPARISON

     The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a comparison of cumulative stockholder return of an investment of $100 in cash on October 1, 1999 (the date the Company's common stock began trading on the Nasdaq National Market), January 2, 2000 and December 31, 2000 in (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite (U.S.) Index"), (ii) Nasdaq Computer Manufacturers Index, and (iii) the Company's common stock. All values assume reinvestment of the full amount of all dividends and are calculated as of the last business day of each month:

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    VIXEL CORPORATION, NASDAQ STOCK MARKET AND NASDAQ COMPUTER MANUFACTURERS
                                    INDEX(1)
[PERFORMANCE GRAPH]

                                                                               NASDAQ STOCK MARKET           NASDAQ COMPUTER
                                                    VIXEL CORPORATION             (U.S.) INDEX             MANUFACTURERS INDEX
                                                    -----------------          -------------------         -------------------
10/01/99                                                 100.00                      100.00                      100.00
01/02/00                                                  94.79                      147.82                      149.26
12/31/00                                                  10.42                       89.07                       83.95

CERTAIN TRANSACTIONS

     Certain stock option grants to our directors and executive officers are described in this Proxy under the caption "Executive Compensation."

---------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Company has entered into separate indemnification agreements with its executive officers and directors. These agreements require the Company to, among other things, indemnify the officer or director against liabilities that may arise by reason of their status or service as an officer or director, other than liabilities arising from willful misconduct of a culpable nature, and to advance his or her expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ KURTIS L. ADAMS

                                          Kurtis L. Adams
                                          Vice President of Finance, Chief
                                          Financial Officer,
                                          Treasurer and Secretary

April 13, 2001

                                   APPENDIX A

                               VIXEL CORPORATION
                    RESTATED CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

     The Audit Committee will provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, will be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, and the Company's financial management.

COMPOSITION AND ORGANIZATION

     The Audit Committee will consist of at least three members of the Board of Directors unless a smaller number is permitted by the Nasdaq National Market, and the Securities and Exchange Commission rules and regulations. The Audit Committee composition will satisfy the independence and experience requirements of the Nasdaq National Market.

     The Audit Committee will hold such regular or special meetings as its members will deem necessary or appropriate. Minutes of each meeting of the Audit Committee will be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee will be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

     In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee will be charged with the following functions:

          (1) To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

          (2) To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

          (3) To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

          (4) To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

          (5) To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

          (6) To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          (7) To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

          (8) To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

          (9) To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

          (10) To investigate and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board or any affiliates of the foregoing.

          (11) To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

          (12) To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          (13) To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          (14) To report to the Board of Directors from time to time or whenever it will be called upon to do so.

          (15) To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                               VIXEL CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

    The undersigned hereby appoints James M. McCluney and Kurtis L. Adams, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Vixel Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Vixel Corporation to be held at the Bellevue Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington on Tuesday, May 22, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

    PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

[ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below).    to vote for all nominees listed
                                                 below.


NOMINEES:  CHARLES A. HAGGERTY      WERNER F. WOLFEN

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (continued on reverse side)

    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

    PROPOSAL 2: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 30, 2001.

    [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

                                                     ---------------------------
                                                                Date

                                                     ---------------------------
                                                         Name of Stockholder

                                                     ---------------------------
                                                        Authorized Signature

                                                     ---------------------------
                                                         Title of Authorized
                                                              Signature

                                                        Please sign exactly as
                                                     your name appears hereon.
                                                     If the stock is registered
                                                     in the names of two or more
                                                     persons, each should sign.
                                                     Executors, administrators,
                                                     trustees, guardians and
                                                     attorneys-in-fact should
                                                     add their titles. If signer
                                                     is a corporation, please
                                                     give full corporate name
                                                     and have a duly authorized
                                                     officer sign, stating
                                                     title. If signer is a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.